UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 18, 2009

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 7.01 REGULATION FD DISCLOSURE.

2009

We previously provided guidance for our earnings from continuing operations for the year ending December 31, 2009 to be in the range of $3.05 to $3.15 per share of common stock. Based upon actual results to date, we anticipate that our earnings from continuing operations for the year ending December 31, 2009 will now be in the range of $3.12 to $3.17 per share.

2010

Assuming Unit 1 at the Oak Creek expansion goes in-service by mid-January 2010 and Unit 2 goes in-service by the end of August 2010, we anticipate that our earnings from continuing operations for 2010 will be between $3.65 and $3.75 per share of common stock. We estimate the earnings per share contributions from Unit 1 and Unit 2 would change $0.03 per month and $0.02 per month, respectively, if the turnover dates changed.

In addition, our dividend policy that we announced in December 2008 remains the same. We are targeting a dividend payout ratio between 40% and 45% of earnings for fiscal years 2010 and 2011. We plan to target a dividend payout ratio between 45% and 50% of earnings after 2011.

ITEM 8.01 OTHER EVENTS.

Wisconsin Rate Order

On December 18, 2009, the Public Service Commission of Wisconsin ("PSCW") authorized rate adjustments related to Wisconsin Electric Power Company's ("Wisconsin Electric") and Wisconsin Gas LLC's ("Wisconsin Gas") requests to increase electric, natural gas and steam rates. The PSCW approved the following rate adjustments:

  an increase of approximately $85.8 million (3.35%) in retail electric rates for Wisconsin Electric;
  a decrease of approximately $2.0 million (0.35%) for natural gas service for Wisconsin Electric;
  an increase of approximately $5.7 million (0.70%) for natural gas service for Wisconsin Gas; and
  a decrease of approximately $0.4 million (1.65%) for Wisconsin Electric's Downtown Milwaukee steam utility customers and approximately $0.1 million (0.47%) for its Milwaukee County steam utility customers.

These rate adjustments are effective January 1, 2010. In addition, the PSCW lowered the return on equity for Wisconsin Electric from 10.75% to 10.4% and for Wisconsin Gas from 10.75% to 10.5%.

The authorized increase in Wisconsin Electric's electric rates includes amounts to be paid pursuant to the settlement agreement entered into with the Sierra Club and Clean Wisconsin, Inc. to resolve matters related to the Wisconsin Pollution Discharge Elimination System permit at the Oak Creek expansion. The amount authorized by the PSCW related to this matter is based upon a proposal submitted to the PSCW by the parties to the settlement agreement. Clean Wisconsin and the Sierra Club have 30 days from the date of the PSCW order to make a decision as to whether to accept this resolution since the amount authorized by the PSCW is not the same as the amount originally agreed to in the settlement agreement.

The PSCW also made, among others, the following determinations:

  new depreciation rates are incorporated into the new base rates approved in the rate case;
  certain regulatory assets currently scheduled to be fully amortized over the next four years are to instead be amortized over the next eight years; and
  Wisconsin Electric will continue to receive Allowance for Funds Used During Construction on 100% of construction work in progress for the environmental control projects at its Oak Creek Power Plant and at Edgewater Generating Unit 5, and on the proposed Glacier Hills Wind Park.

Michigan Rate Case

On December 16, 2009, the Michigan Public Service Commission (the "MPSC") approved Wisconsin Electric's modified self-implementation plan to increase electric rates in Michigan by approximately $12 million (9.5%), effective upon commercial operation of Unit 1 at the Oak Creek expansion, which is currently targeted for mid-January 2010. This rate increase is subject to refund with interest, depending upon the MPSC's final decision on Wisconsin Electric's $42 million rate request, which is expected in July 2010.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this report are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding earnings, dividend policies, completion of construction projects, regulatory matters, fuel costs, sources of electric energy supply, coal and gas deliveries, remediation costs, environmental and other capital expenditures, liquidity and capital resources and other matters. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans," "possible," "potential," "projects," "should" or similar terms or variations of these terms.

Actual results may differ materially from those set forth in forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with these statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements or otherwise affect our future results of operations and financial condition include, among others, the following:

  Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related or terrorism-related damage; availability of electric generating facilities; unscheduled generation outages, or unplanned maintenance or repairs; unanticipated events causing scheduled generation outages to last longer than expected; unanticipated changes in fossil fuel, purchased power, coal supply, gas supply or water supply costs or availability due to higher demand, shortages, transportation problems or other developments; nonperformance by electric energy or natural gas suppliers under existing power purchase or gas supply contracts; environmental incidents; electric transmission or gas pipeline system constraints; unanticipated organizational structure or key personnel changes; collective bargaining agreements with union employees or work stoppages; or inflation rates.

  Factors affecting the economic climate in our service territories such as customer growth; customer business conditions, including demand for their products and services; and changes in market demand and demographic patterns.
  Timing, resolution and impact of pending and future rate cases and negotiations, including recovery for new investments as part of our Power the Future strategy, environmental compliance, transmission service, fuel costs and costs associated with the Midwest Independent Transmission System Operator, Inc.'s Energy and Operating Reserves Markets.
  Regulatory factors such as changes in rate-setting policies or procedures; changes in regulatory accounting policies and practices; transmission or distribution system operation and/or administration initiatives; required changes in facilities or operations to reduce the risks or impacts of potential terrorist activities; required approvals for new construction; and the siting approval process for new generation and transmission facilities and new pipeline construction.
  Increased competition in our electric and gas markets and continued industry consolidation.
  Factors which impede or delay execution of our Power the Future strategy, including the adverse interpretation or enforcement of permit conditions by the permitting agencies; construction delays; and obtaining the investment capital from outside sources necessary to implement the strategy.
  The impact of recent and future federal, state and local legislative and regulatory changes, including electric and gas industry restructuring initiatives; changes to the Federal Power Act and related regulations under the Energy Policy Act of 2005 and enforcement thereof by the Federal Energy Regulatory Commission and other regulatory agencies; changes in allocation of energy assistance, including state public benefits funds; changes in environmental, tax and other laws and regulations to which we are subject; and changes in the application of existing laws and regulations.
  Restrictions imposed by various financing arrangements and regulatory requirements on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.
  The cost and other effects of legal and administrative proceedings, settlements, investigations, claims and changes in those matters.
  Events in the global credit markets that may affect the availability and cost of capital.
  Other factors affecting our ability to access the capital markets, including general capital market conditions; our capitalization structure; market perceptions of the utility industry, us or any of our subsidiaries; and our credit ratings.
  The investment performance of our pension and other post-retirement benefit plans.
  The effect of accounting pronouncements issued periodically by standard setting bodies.
  Unanticipated technological developments that result in competitive disadvantages and create the potential for impairment of existing assets.
  Changes in the creditworthiness of the counterparties with whom we have contractual arrangements, including participants in the energy trading markets and fuel suppliers and transporters.
  The cyclical nature of property values that could affect our real estate investments.
  Changes to the legislative or regulatory restrictions or caps on non-utility acquisitions, investments or projects, including the State of Wisconsin's public utility holding company law.

  Other business or investment considerations that may be disclosed from time to time in our Securities and Exchange Commission filings or in other publicly disseminated written documents, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2008.

We expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: December 22, 2009	Stephen P. Dickson -- Vice President and Controller